UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2009

    ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

11425 West Lake Park Drive, Suite 900 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 below is incorporated into this Item 1.01 by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On April 27, 2009, ARI Network Services, Inc. (the “Company”) acquired substantially all of the  assets of Channel Blade Technologies Corp. (“Channel Blade”) pursuant to the terms of an Asset Purchase Agreement dated as of April 27, 2009 by and among Channel Blade, Charles Lewis, Michael Sifen and the Company (the “Purchase Agreement”).  Under the terms of the Purchase Agreement, among the assets acquired by the Company were all of the assets related to Channel Blade’s web portal and marketing services for its customers in the marine, recreational vehicle and power sports industry.  Consideration for the acquisition included (1) $500,000 in cash, (2) 615,385 shares of the Company’s common stock, $0.001 par value (the “Common Stock”), and (3) a seven-year promissory note in the aggregate principal amount of $5,000,000, subject to certain offsets and adjustments, as described in the Purchase Agreement and under Item 2.03, below.

The foregoing description of the Purchase Agreement, and the transactions contemplated thereby, is qualified in its entirety by reference to the Purchase Agreement, attached as Exhibit 2.1 hereto and incorporated herein by reference.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

The information set forth in Item 2.01 above is incorporated into this Item 2.03 by reference.  In conjunction with the acquisition of Channel Blade’s assets on April 27, 2009, the Company issued a seven-year Non-Negotiable Secured Subordinated Promissory Note (the “Note”) in the amount of $5,000,000 to Channel Blade.  The Note initially will accrue interest on the outstanding unpaid principal balance at a rate per annum equal to 10%, which interest rate will increase to 14% on April 27, 2010, if at least $3,000,000 of the balance of the Note is not pre-paid or offset prior to April 27, 2010.  Accrued interest on the Note will be due and payable quarterly commencing on July 31, 2009, and continuing on each October 31st, January 31st, April 30th and July 31st thereafter until April 30, 2011.  Commencing on July 31, 2011, and continuing on each October 31st, January 31st, April 30th and July 31st thereafter until April 30, 2016, the Company will make 20 equal payments of principal and interest based upon a five-year amortization schedule.  The payments are subject to acceleration upon certain Events of Default, as defined in the Note.

The Note is subordinated and junior in right of payment to all indebtedness, obligations and liabilities of the Company, existing as of April 27, 2009 or thereafter incurred, to current or future Senior Lenders (as defined in the Note) of the Company.  The Company’s obligations under the Note are secured by a Subordinated Security Agreement dated as of April 27, 2009 (the “Security Agreement”), pursuant to which the Company granted to Channel Blade a continuing junior security interest in substantially all of the assets of the Company, as further specified and under the conditions described in the Security Agreement.

The foregoing description of the Note and the Security Agreement is qualified in its entirety by reference to the Note and the Security Agreement, attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated into this Item 3.02 by reference.  In conjunction with the acquisition of Channel Blade’s assets on April 27, 2009, the Company issued 615,385 shares of Common Stock as a portion of the consideration paid to Channel Blade under the Purchase Agreement.

The Company believes that this transaction was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The recipient of these securities represented its intention to acquire the securities for investment only and not with a view towards their distribution, and appropriate legends were affixed to the share certificates.

Item 8.01.  Other Events.

The press release issued by the Company on April 28, 2009 announcing the Company’s acquisition of the assets of Channel Blade is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(a), (b)

Financial Statements of Businesses Acquired; Pro Forma Financial Information

Pursuant to Item 9.01(a)(4) and Item 9.01(b) of Form 8-K, the Company will amend this filing not later than 71 calendar days after May 1, 2009, to file the financial statements required by Rule 8-05 of Regulation S-X (17 CFR 210.8-05).

(d)

Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated April 27, 2009, by and among Channel Blade Technologies Corp., Charles Lewis, Michael Sifen and ARI Network Services, Inc.

4.1	Non-Negotiable Secured Subordinated Promissory Note, dated April 27, 2009

4.2	Subordinated Security Agreement, dated April 27, 2009, by and between ARI Network Services, Inc. and Channel Blade Technologies Corp.

99.1	Press Release issued on April 28, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 30, 2009

ARI NETWORK SERVICES, INC.

By:  /s/ Brian E. Dearing

Brian E. Dearing

Chairman and Chief Corporate Development

and Strategy Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated April 27, 2009, by and among Channel Blade Technologies Corp., Charles Lewis, Michael Sifen and ARI Network Services, Inc.

4.1	Non-Negotiable Secured Subordinated Promissory Note, dated April 27, 2009

4.2	Subordinated Security Agreement, dated April 27, 2009, by and between ARI Network Services, Inc. and Channel Blade Technologies Corp.

99.1	Press Release issued on April 28, 2009